UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [__]

Check the appropriate box:

[ X ]   Preliminary Proxy Statement

[   ]   CONFIDENTIAL, FOR USE OF THE COMMISSION
        ONLY (AS PERMITTED BY RULE 14a-6(E) (2))

[   ]   Definitive Proxy Statement

[   ]   Definitive Additional Materials

[   ]   Soliciting  Material  Pursuant  to  Section   240.14a-11(c)  or  Section
        240.14a-12

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                    WORDCRUNCHER INTERNET TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)
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    (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Not Applicable

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     (2)  Aggregate  number of  securities  to which  transaction  applies:  Not
          Applicable

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)
          Not Applicable

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     (4)  Proposed maximum aggregate value of transaction:
          Not Applicable

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     (5)  Total fee paid: Not Applicable

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[__]     Fee paid previously with preliminary materials.

[__] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: Not Applicable

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     (2)  Form, Schedule or Registration Statement No.: Not Applicable

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     (3)  Filing Party: Not Applicable

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     (4)  Date Filed: Not Applicable

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



        -----------------------------------------------------------------
                        NOTICE OF 2000 ANNUAL MEETING OF
                                  STOCKHOLDERS
                             To be Held June 2, 2000
        -----------------------------------------------------------------

Dear Stockholder:

         It is my pleasure to invite you to the 2000 Annual Meeting of the Stockholders of WordCruncher Internet Technologies, Inc., which will be held on June 2, 2000, at 10:00 a.m., local time, at the law offices of Parsons Behle & Latimer, 201 South Main Street, Suite 1800, Salt Lake City, Utah, 84111. The purposes of the meeting will be to:

     o Consider and vote upon an amendment to our Articles of Incorporation, changing our name to Logio, Inc.

     o Consider and vote upon the appointment of Grant Thornton LLP as independent auditors for the year ending December 31, 2000,

     o    Elect six directors to our Board of Directors,

     o    Consider and vote upon the adoption of our 2000 Equity Incentive Plan;
          and

     o Transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

         Only stockholders of record at the close of business on April 19, 2000, are entitled to vote at the meeting, or any adjournment or postponement of the meeting. We are mailing proxy solicitation material to our stockholders commencing on or about May 10, 2000. We must receive your proxy on or before May 26, 2000, in order for your proxy to be voted at the meeting.

         You are invited to attend the meeting. Regardless of whether you expect to attend the meeting in person, we urge you to read the attached proxy statement and sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope. It is important that your shares be represented at the meeting.

                                             By Order of the Board of Directors,


                                             By:
                                                --------------------------------
         Salt Lake City, Utah                   Thomas R. Eldredge, Secretary
         April 19, 2000

                                TABLE OF CONTENTS

GENERAL INFORMATION............................................................1

INFORMATION REGARDING THE MEETING..............................................2

PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION............................4

APPOINTMENT OF INDEPENDENT AUDITORS............................................5

ELECTION OF DIRECTORS..........................................................6

BOARD AND COMMITTEE MEETINGS...................................................7

DIRECTOR COMPENSATION..........................................................8

BENEFICIAL OWNERSHIP...........................................................8

COMPENSATION OF EXECUTIVE OFFICERS............................................10

CERTAIN TRANSACTIONS..........................................................13

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT.....................13

2000 EQUITY INCENTIVE PLAN....................................................14

STOCKHOLDER PROPOSALS.........................................................17

OTHER MATTERS.................................................................17

--------------------------------------------------------------------------------
                               GENERAL INFORMATION
--------------------------------------------------------------------------------

         We are a development stage company engaged in the development and marketing of a focused Internet site which serves the needs of the business professional. Content and services found at our site, logio.com, which became available on the Internet on March 19, 2000, are tailored to provide, under one roof, a broad spectrum of information and services that are required by business people in their daily work activities. Our information resources include a unique, readily accessible "drill-down" directory that organizes thousands of business-oriented web sites according to specific job function. The directory is augmented by an advanced search technology that can search either the abstracts or the full text of all the sites listed in the directory, and then displays the search results in a "hits in context" format. We couple this information with the services that the average business professional uses on a daily basis, including travel arrangements, stock quotes, news, weather, maps, financial calculators, e-mail and calendaring. We believe that this combination of functionality creates a full service destination site designed specifically for the business professional. We intend to expand the delivery of this full service concept to other electronic means of communication such as cell phones, pagers, personal digital assistants and set top boxes. We also expect to engage in B & B E-Commerce on our site. We intend to market all of these services under the brand name "Logio."

         We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy for use at our 2000 annual meeting of stockholders. All holders of record on April 19, 2000, of our shares of common stock are entitled to vote at the meeting.

         This proxy statement and the accompanying proxy card were first mailed to stockholders on or about May 10, 2000. We have included the information required by Rule 14a-3 of the Rules of the Securities and Exchange Commission in this proxy statement, including audited financial statements for our last completed fiscal year, which ended December 31, 1999. We are incorporating in this proxy statement by reference our prior filings with the Securities and Exchange Commission, including our unaudited financial statements for the three month period ended March 31, 2000, filed on Form 10-Q. If you would like copies of any of those documents, other than the filings we are delivering to you in connection with this proxy statement, you can request (by phone or in writing) copies of them by sending your request to: WordCruncher Internet Technologies, Inc., 405 East 12450 South, Suite B, Draper, Utah, 84020, telephone (801) 816-9904, attention Thomas R. Eldredge, Secretary and Vice President of Finance. We will not charge you for any of the copies.

     At the meeting, you will be asked to:

     o Consider and vote upon an amendment to our Articles of Incorporation, changing our name to Logio, Inc.

     o    Consider and vote upon the adoption of our 2000 Equity Incentive Plan;

     o Consider and vote upon the appointment of Grant Thornton LLP as independent auditors for the year ending December 31, 2000,

     o    Elect six directors to our Board of Directors, and

     o Transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

--------------------------------------------------------------------------------
                        INFORMATION REGARDING THE MEETING
--------------------------------------------------------------------------------

         What may I vote on? You will be entitled to vote, either in person or by proxy, on:

     (1) An amendment to the Articles of Incorporation to change our name from WordCruncher Internet Technologies, Inc. to Logio, Inc.; AND

     (2)  The adoption of our 2000 Equity Incentive Plan; AND

     (3) The approval of the appointment of Grant Thornton LLP as our independent auditors for 2000; AND

     (4)  The election of six directors to serve on our Board of Directors.

         How does the Board recommend I vote on the proposals? The Board recommends a vote FOR the proposed amendment to the Articles of Incorporation, FOR the adoption of our 2000 Equity Incentive Plan, FOR the appointment of Grant Thornton LLP as our independent auditors for 2000 and FOR each of the Board nominees.

         Who is entitled to vote? Stockholders as of the close of business on April 19, 2000 (the record date) are entitled to vote at the meeting.

         How do I vote? Sign and date the proxy card you receive with this proxy statement and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the four proposals. You have the right to revoke your proxy at any time before the meeting by:

     o    notifying our Corporate Secretary, Thomas R. Eldredge; OR

     o    voting in person; OR

     o    returning a later-dated proxy card.

         Who will count the votes? We have appointed Automatic Data Processing as the inspector of the election. Their representative will count and tabulate the votes.

         Is my vote confidential? Your vote will not be disclosed except:

     o as needed to permit the inspector of election to tabulate and certify the vote;

     o    as required by law; or

     o in limited circumstances, such as a proxy contest in opposition to the Board.

         Additionally, all comments written on the proxy card or elsewhere will be forwarded to our management, but your identity will be kept confidential unless you ask that your name be disclosed.

         What shares are included on the proxy card? The shares on your proxy card represent ALL of your shares, including those shares held in your accounts at various brokerages. If you do not return your proxy card, your shares will not be voted.

         What does it mean if I get more than one proxy card? If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all the proxy cards you receive to ensure that all your shares are voted.

         How many shares can vote? As of the record date, April 19, 2000, 13,479,698 shares of common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter being considered.

         What is a "quorum"? A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held, and a proposal must be approved by more than 50% of the shares voting at a meeting at which there is a quorum to be adopted. The six nominees for director receiving the highest number of affirmative votes will be elected as directors. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. We intend to treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. We will not consider broker non-votes as votes cast either for or against a particular matter.

         Who can attend the Annual meeting? All of our stockholders on April 19, 2000, can attend. Due to limited space in the meeting room, we are limiting the persons who can attend the meeting to our stockholders, their representatives, our employees and directors and our representatives.

         How will voting on any other business be conducted? Although we do not know of any business to be considered at the meeting other than the proposals described in this proxy statement, if any other business is presented at the meeting, your signed proxy card gives authority to M. Daniel Lunt, our Chief Executive Officer, and Kenneth W. Bell, our Chief Financial Officer, to vote on those matters at their discretion.

         Who are the largest principal shareholders? As of April 19, 2000, three of our stockholders each owned more than 5% of our capital stock. Those stockholders are M. Daniel Lunt, our Chief Executive Officer, who owns 13.34% of our common stock, James W. Johnston, our Executive Vice President and Chairman, who owns 14.99% of our common stock, and Kenneth W. Bell, our Chief Financial Officer, who owns 11.10% of our common stock. Each of these stockholders also currently serves as a director of our company, and is a nominee for election as a director this year.

         How much did this proxy solicitation cost? We did hired a third party to assist us in the distribution of the proxy materials or the solicitation of votes. We estimate that our costs for those actions (which will be conducted by our employees, officers and directors) will be approximately $10,600. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

         How do I revoke my proxy after I give it? A stockholder giving a proxy pursuant to this solicitation may revoke it at any time prior to its exercise at the meeting by delivering to our Corporate Secretary a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, however, constitute revocation of your proxy without your further action. Any written notice revoking your proxy should be sent to our principal executive offices addressed as follows: WordCruncher Internet Technologies, Inc., 405 East 12450 South, Suite B, Draper, Utah, 84020, telephone (801) 816-9904, attention Thomas
R. Eldredge, Vice President of Finance.

--------------------------------------------------------------------------------
               PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION
--------------------------------------------------------------------------------

         On January 22, 2000, our Board of Directors considered, and approved for recommendation to our stockholders, an amendment to our Articles of Incorporation which would change our name from WordCruncher Internet Technologies, Inc. to Logio, Inc.

          Our predecessor in interest was incorporated in the State of California on May 2, 1997, as Dunamis, Inc. Dunamis was formed for the purpose of publishing and marketing books and audio and video tapes. On June 25, 1998, Dunamis completed a merger with a Nevada corporation that had been created for the sole purpose of changing Dunamis' domicile from California to Nevada. On July 14, 1998, the surviving entity in that transaction completed a merger with WordCruncher Publishing Technologies, Inc., formerly "Redstone Publishing, Inc.", a Utah corporation that was formed in November, 1996. The Nevada corporation was the surviving entity in that transaction and, as part of the transaction, changed its name to "WordCruncher Internet Technologies, Inc.," our present name.

         We are engaged in the development and marketing of a focused Internet site which serves the needs of the business professional. Content and services found at logio.com, for which we recently provided access on March 19, 2000, are tailored to provide, under one roof, a broad spectrum of information and services that are required by business people in their daily work activities. The information resources of our site include a unique, readily accessible "drill-down" directory that organizes thousands of business-oriented web sites according to specific job function. The directory is augmented by an advanced search technology that can search either the abstracts or the full text of all the sites listed in the directory, and then displays the search results in a "hits in context" format. We couple this information with the services that the average business professional uses on a daily basis, including travel arrangements, stock quotes, news, weather, maps, financial calculators, e-mail and calendaring. This combination creates a full service destination site designed specifically for the business professional. We intend to expand the delivery of this full service concept to other electronic means of communication such as cell phones, pagers, personal digital assistants and set top boxes. We also expect to engage in B&B E-Commerce on our site. All of these services will be marketed under the brand name "Logio."

         As a result of our development and expansion, we believe that we should bear a name which more accurately reflects and characterizes our broadened direction and strengths in our targeted industry, delivering valuable and informative content in a logical format to business professionals. We believe that the name "Logio, Inc." will provide us with greater recognition among our internet site visitors and investors, and strengthen our market position.

                 The Board unanimously recommends that you vote
   FOR the adoption of the proposed amendment changing our nameto Logio, Inc.

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                       APPOINTMENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

         We are asking you to ratify our appointment of Grant Thornton LLP as our independent public accountants for the year ending December 31, 2000. Grant Thornton currently acts as our independent auditors, and has acted in that capacity since February 1, 2000, when we terminated our relationship with our previous independent auditors. Our previous independent auditor's report on our financial statements for each of the two most recent years preceding its termination did not contain an adverse opinion or disclaimer of opinion, nor was its report modified as to uncertainty, audit scope, or accounting principles, nor was the termination based on any resolved or unresolved disagreements on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures. The decision to change our accountants to Grant Thornton LLP was recommended by our officers and approved by our Board.

         A representative of Grant Thornton has been invited to the meeting, and, if in attendance, will have the opportunity to make a statement, and will be expected to be available to respond to appropriate questions from stockholders.

       The Board unanimously recommends that you vote FOR the selection of
                  Grant Thornton LLP to serve as our auditors
                     for the year ending December 31, 2000.

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                              ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         Our Board of Directors is comprised of six persons. The number of directors can be increased as provided in our by-laws, which allow either our Board of Directors or our stockholders to approve the change.

         All six of our directors are standing for reelection at this year's annual meeting. Each elected director will serve until the next annual meeting or until he is succeeded by another qualified director who has been elected.

         You are being asked to elect Messrs. M. Daniel Lunt, James W. Johnston, Kenneth W. Bell, Edward Sullivan, David R. Grow and Michael D. Fowler to our Board. Each of the nominees for director is now a member of the Board of Directors, which met six times during 1999 (other than Messrs. Sullivan, Grow and Fowler, each of whom joined our Board in February, 2000).

         The persons named as proxy holders in the enclosed proxy cards (Messrs. Lunt and Bell ) have advised us that, unless a contrary direction is indicated on a proxy card, they intend to vote for the election of the six nominees. They have also advised us that, if any of the six nominees are not available for election for any reason, they will vote for the election of such substitute nominee or nominees, if any, as the Board may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve if elected.

         The following information was provided to us by each of the nominees:

         M. Daniel Lunt: Mr. Lunt was a co-founder of WordCruncher Publishing and has served as our President, Chief Executive Officer and Director since November 1996. Mr. Lunt has over 20 years experience in the computer software industry. Between 1983 and 1993, he was employed by WordPerfect Corporation, most recently as Vice President of Worldwide Marketing. In that capacity, he was responsible for the development and implementation of WordPerfect's marketing, sales and support divisions. After leaving WordPerfect in 1993, Mr. Lunt became the president of a residential real estate development company. Mr. Lunt attended Brigham Young University.

         James W. Johnston: Mr. Johnston was a co-founder of WordCruncher Publishing and has served as our Chairman of the Board and Executive Vice President since November 1996. From December 1990 to November 1996, he was president of Johnston & Company, which published virtual works using Logio technology, including the Constitution Papers (CD ROM). Mr. Johnston has 15 years of expertise in developing and marketing products involving content presentation, analysis software and virtual publishing.

         Kenneth W. Bell: Mr. Bell joined us as our Senior Vice President, Chief Financial Officer, Secretary and Treasurer and Director in February 1997. Between April 1990 and December 1996, he served as President and Chief Financial Officer of Kelmarc Corporation, a financial and management advisory company. He has twenty-five years experience in a variety of finance and management positions, including employment in the commercial banking area for fifteen years in Utah and California. Mr. Bell received his B.S. from BYU in 1972.

         Edward Sullivan: Mr. Sullivan joined us as one of our directors in February 2000. Since 1989, he served as President and Chief Executive Officer of Pittard Sullivan, a brand and marketing communications company. Mr. Sullivan has twenty years of experience in advertising, marketing and media management, with over 250 channel launches around the world. Mr. Sullivan was educated at the University of Cincinnati and Central Academy of Commercial Arts. He has also attended Harvard Business School's Accelerated Business Administration Program as well as Carnegie Mellon's Oral Communications Program.

         David R. Grow: Mr. Grow joined us as one of our Directors in February, 2000. Since 1995, Mr. Grow has served as Executive Vice President, Chief Operating Officer and Chief Financial Officer for Daw Technologies, Inc. Prior to joining Daw Technologies, Mr. Grow was employed by Novell, Inc. from 1992 to 1995, most recently as director of operations for Novell's $500 million software applications division. Mr. Grow also served as Corporate Controller for WordPerfect Corporation from 1992 to 1994, where he was responsible for the accounting, financial analysis and reporting for the $700 million, multi-national software publishing company. He was employed by Price Waterhouse as a Senior Audit Manager for the years 1982 to 1992. Mr. Grow is a certified public accountant, licensed in the State of Utah.

         Michael D. Fowler: Mr. Fowler joined us as one of our Directors in February, 2000. In March, 2000, Mr. Fowler co-founded an Internet business-to-business e-commerce site that is currently under development. From 1997 to March, 2000, Mr. Fowler served as the Vice President, Chief Financial Officer of Howa Construction, Inc. During the period of 1995 through 1997, Mr. Fowler was a small business consultant to and occasionally owned stock in companies involved in medical services, microbrewery/restaurants, telecommunications and employee leasing. From 1990 to 1995, Mr. Fowler served as Vice President, Treasurer and a director of Grand Valley Gas Company, where he was responsible for the company's accounting, treasury, risk management, legal affairs and investor relations.

                 The Board of Directors recommends that you vote FOR all of the director nominees.

--------------------------------------------------------------------------------
                          BOARD AND COMMITTEE MEETINGS
--------------------------------------------------------------------------------

         During 1999, our Board of Directors (comprised of Messrs. Lunt, Johnston and Bell) held six meetings, and each director attended at least 75% of those meetings. In February, 2000, the Board of Directors created three standing committees, the Audit Committee, the Compensation Committee, and the Executive Committee.

         Our Audit Committee is charged with the review of the professional services we receive from our independent auditors, determining the independence of those auditors, determining the accuracy of our annual financial statements, determining the appropriateness, efficiency and accuracy of our system of internal accounting controls and financial reporting practices, and reviewing such other matters regarding our financial procedures as may be brought to its attention or as may be specifically delegated to it from time to time by our Board. Upon the Audit Committee's review of any of those matters, it is charged with preparing and submitting periodic reports, summaries and proposals to our Board of Directors regarding those matters, which may then be acted upon by our full Board. The Audit Committee currently consists of Messrs. Fowler, Grow and Bell.

         Our Compensation Committee is charged with the review of the levels, form, policies and procedures for the compensation of our executives and agents, the review of our pension and other benefit programs, and such other compensation matters as may be brought to its attention or as may be delegated to it by our Board. Upon the Compensation Committee's review of any of those matters, it is charged with preparing and submitting periodic reports, summaries of proposals to our Board of Directors regarding those matters for action by the entire Board. The Compensation Committee currently consists of Messrs. Sullivan, Grow and Lunt.

         Our Executive Committee is charged with the performance of the duties of our Board of Directors between regularly scheduled meetings of the Board and, in that capacity, is charged with the functions, and has the authority of, the full Board of Directors with regard to matters addressed by it. The Executive Committee currently consists of Messrs. Lunt, Johnston and Bell.

         The Board does not have a nominating committee, but rather performs those duties as an entire Board.

--------------------------------------------------------------------------------
                              DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

         Our directors do not receive cash compensation for serving on our Board (or any committee of the Board), or for any other services they provide to us in their capacity as directors. Our directors, however, are reimbursed for expenses they incur in connection with attending Board or committee meetings. In addition, any directors who are not employees may be awarded options or shares of our common stock if the 2000 Equity Incentive Plan is adopted by our stockholders. These options and shares are described in greater detail below. We have approved a stock option package for the year 2000 under which our independent directors, Messrs. Grow, Fowler and Sullivan, have been granted options to purchase 10,000 shares of our common stock at an exercise price of $5.86 a share. If the 2000 Equity Incentive Plan is adopted each of our independent directors will be entitled to receive an additional option to purchase 5,000 shares of our common stock each year at the exercise price of the fair market value of our common stock.

--------------------------------------------------------------------------------
                              BENEFICIAL OWNERSHIP
--------------------------------------------------------------------------------

         The following table sets forth, as of December 31, 1999, the beneficial ownership of our outstanding common stock by:

     o    each of our executive officers,

     o    each of our directors, and

     o    all executive officers and directors as a group.

         As of December 31, 1999, we are not aware of any person other than those persons shown below which held five percent or more of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. For purposes of calculating the percentages shown in the chart, each person listed is also deemed to beneficially own any shares issuable on either the exercise of vested options or warrants held by that person and that are exercisable within 60 days after December 31, 1999. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The inclusion of any shares as beneficially owned does not constitute an admission of beneficial ownership of those shares. The percentage calculation of beneficial ownership is based on 11,891,002 shares of common stock outstanding as of December 31, 1999.


                                   Name of Beneficial Owner,                    Common Stock Beneficially Owned
    Title of Class                     Relationship to Us                      ----------------------------------
                                     Officers and Directors                         Shares            Percent
------------------  ---------------------------------------------------------  ----------------  ----------------
     Common Stock       M. Daniel Lunt 1                                        1,798,383               15.1%
                        President, CEO, Director
     Common Stock       James W. Johnston 2                                     2,021,223               17.0%
                        Chairman of the Board, Executive V.P.
     Common Stock       Kenneth W. Bell 3                                       1,510,608               12.7%
                        Senior V.P., CFO, Treasurer, Director
     Common Stock       Edward Sullivan 4                                         2,500                   *
                        Director
     Common Stock       Michael D. Fowler 5                                       3,000                   *
                        Director
     Common Stock       David R. Grow 4                                           2,500                   *
                        Director
     Common Stock       Peter T. Stoop 6                                         103,333                  *
                        V.P. Sales and Marketing
     Common Stock       Martin Cryer 6                                            5,000                   *
                        V.P. Product Development
     Common Stock       All Executive Officers and Directors as a Group         5,446,047               45.8%
                        (8 persons) 7

         1 Mr. Lunt shares voting power and investment power with his wife, Lori Lunt.

         2 Mr. Johnston shares voting power and investment power of 1,953,339 shares held jointly with his wife, Catherine F. Johnston, 66,408 of such shares are held in the name of his wife, Catherine F. Johnston. He also influences the investment power and voting power of 1,476 shares held by his son, LeGrand Johnston. Mr. Johnston does not disclaim beneficial ownership of his wife's and son's shares.

         3 Mr. Bell has sole voting power and investment power of 330,000 shares and shares voting power and investment power of 1,180,608 shares with his wife, Roberta L. Bell.

         4 Represents options to acquire shares of our common stock within sixty days of December 31, 1999, at an average weighted exercise price of $5.86 per share.

         5 Includes options to acquire 2,500 shares of our common stock within sixty days of December 31, 1999, at an average weighted exercise price of $5.86 per share.

         6 Represents options to acquire shares of our common stock within sixty days of December 31, 1999, at an exercise price of $.10 per share.

         7 Includes options to acquire 115,833 shares of our common stock within sixty days of December 31, 1999, ranging from $.10 to $5.86.

--------------------------------------------------------------------------------
                       COMPENSATION OF EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

         The following table summarizes the compensation paid to or earned by our chief executive officer and our four most highly-compensated executive officers whose total salary and bonus each exceeded $100,000 during each of the past two fiscal years:

                           Summary Compensation Table
----------------------------------------------------------------------------------------------------------------------
                                                         Annual Compensation                  Long-Term Compensation
                                                                                                      Awards
                                       -------------------------------------------------------------------------------
                                                                             Other Annual      Securities Underlying
 Name and Principal Position     Year      Salary ($)        Bonus ($)     Compensation ($)     Options / SARs (#)
----------------------------------------------------------------------------------------------------------------------
M. Daniel Lunt                   1999       $120,000             -                 -                     -
   President, CEO, Director      1998       $102,000             -                 -                     -
----------------------------------------------------------------------------------------------------------------------
James W. Johnston                1999       $120,000             -                 -                     -
   Executive V.P.,Chairman       1998       $102,000             -                 -                     -
----------------------------------------------------------------------------------------------------------------------
Kenneth W. Bell                  1999       $120,000             -                 -                     -
   Senior V.P., CFO, Director    1998       $102,000             -                 -                     -
----------------------------------------------------------------------------------------------------------------------
Peter T. Stoop                   1999       $100,000             -                 -                  500,000
   V.P. Sales and Marketing      1998        $66,200             -                 -                     -
----------------------------------------------------------------------------------------------------------------------
Martin Cryer                     1999       $100,000             -                 -                  300,000
   V.P. Product Development      1998           -                -                 -                     -
----------------------------------------------------------------------------------------------------------------------

         The following table presents additional information concerning the option awards made during fiscal year 1999 to each of our named executive officers:

                                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       Potential Realizable Value at
                                                                                       Assumed Annual Rates of Stock
                                                      Individual  Grants               Price Appreciation for Option
                           ----------------------------------------------------------                Term
                                           Percent                                     ------------------------------
                                           of
                                           Total                Market
                               Number of   Options              Price
                              Securities   Granted   Exercise   on
                              Underlying   to Emp.   of Base    Grant
                                Options    in Fiscal  Price      Date    Expiration
            Name              Granted (#)  Year       ($ / Sh)   ($/ Sh)      Date         5% ($)          10% ($)
---------------------------------------------------------------------------------------------------------------------
M. Daniel Lunt                     -          -          -         -          -              -               -
   President, CEO, Director
James W. Johnston                  -          -          -         -          -              -               -
   Executive V.P.,Chairman
Kenneth W. Bell                    -          -          -         -          -              -               -
   Senior V.P., CFO,
Director
Peter T. Stoop                  50,000       4.6%      $0.10     $2.375    3/21/02       $135,905         $160,959
   V.P. Sales and Marketing     250,000     23.2%      $0.10     $3.562    11/18/02     $1,031,637       $1,219,518
                                200,000     18.5%      $2.72     $3.625    6/23/03       $316,260         $469,224
Martin Cryer                    50,000       4.6%      $0.10     $8.875    9/22/02       $521,538         $615,162
   V.P. Product Development     250,000     23.2%      $2.72     $3.625    6/23/03       $395,325         $586,530


         The intrinsic value of each respective grant to Mr. Stoop as of the date of such grant was $113,750, $865,500, and $181,000 respectively. The intrinsic value of each respective grant to Mr. Cryer as of the date of such grant was $438,750 and $226,250 respectively.

         The following table summarizes the exercise of stock options during fiscal year 1999 by each of our named executive officers, and the fiscal year-end value of unexercised stock options held by each of them:


                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

---------------------------------------------------------------------------------------------------------------------
                                                             Number of Securities Underlying   Value of Unexercised
                                   Shares         Value       Unexercised Options at Fiscal    In-The-Money Options
                                 Acquired on   Realized ($)            Year-End (#)             at Fiscal Year-End
             Name               Exercise (#)                   Exercisable / Unexercisable              ($)
---------------------------------------------------------------------------------------------------------------------
M. Daniel Lunt                        -             -                       -                            -
   President, CEO, Director
---------------------------------------------------------------------------------------------------------------------
James W. Johnston                     -             -                       -                            -
   Executive V.P.,Chairman
---------------------------------------------------------------------------------------------------------------------
Kenneth W. Bell                       -             -                       -                            -
   Senior V.P., CFO, Director
---------------------------------------------------------------------------------------------------------------------
Peter T. Stoop                        -             -               103,333 / 396,667               $2,875,000
   V.P. Sales and Marketing
---------------------------------------------------------------------------------------------------------------------
Martin Cryer                          -             -                5,000 / 295,000                $1,725,000
   V.P. Product Development
---------------------------------------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

         We have adopted a policy of entering into employment agreements with our senior management, and have entered into such agreements with Messrs. Lunt, Bell, Johnston, Cryer and Stoop. The terms of the employment agreements for Messrs. Lunt, Bell and Johnston commenced on September 1, 1998 and have initial terms of three years. Under the agreements, each is entitled to receive a base annual salary of $102,000 during the first year of the agreements. The salary will be increased annually, effective in September of each year, by an amount equal to the greater of 8% or an amount determined by the Board of Directors. The Board of Directors has set the base compensation level for each of Messrs. Lunt, Bell and Johnston for the year beginning September, 1999, at $120,000. In addition to the base salary amounts, each of Messrs. Lunt, Bell and Johnston will receive incentive bonuses, as determined by our Board of Directors, standard benefits such as health and life insurance, disability insurance payments and reimbursement of reasonable business expenses.

         We have also entered into an employment agreement with each of Messrs. Stoop and Cryer. The initial term of each agreement is two years and each provides for a base salary of $100,000. The agreements also provide for standard health and medical insurance, incentive bonuses, disability coverage and reimbursement for reasonable business expenses. In addition, through March 15, 2000, Mr. Stoop received options to purchase 500,000 shares of our common stock and Mr. Cryer received options to purchase 300,000 shares of our common stock vesting over a three year period. Each of Messrs. Stoop and Cryer also may earn a bonus of up to sixty percent of their respective base salary upon the achievement of certain milestones established by the Company. No bonuses have been paid to Messrs. Stoop or Cryer under this bonus plan.

         We may terminate the employment contracts for cause, as defined in the agreements, or without cause. If the contract is terminated without cause or as a result of a "change of control", as defined in the agreements, the employee is generally entitled to receive severance pay. In the event of a change of control, Messrs. Lunt, Bell and Johnston will each receive a payment equal to five times the sum of his average annual salary, bonus and profit sharing, based on a per year average over the five preceding years. The term "change of control" is defined in their agreements as:

     o any tender offer, stock exchange offer or other take-over device in which any person becomes the beneficial owner of 30% or more of the total voting power of our outstanding securities;

     o any realignment of the Board of Directors or change in officers due to shareholder action;

     o    our sale by 30% or more of our assets; or

     o any merger or reorganization where we are not the surviving entity or our shareholders fail to retain substantially the same direct or indirect ownership in us immediately after the merger or reorganization.

         If either Messrs. Stoop or Cryer is terminated for cause under his agreement, he will not be entitled to receive any severance compensation. If the termination is without cause, we are obligated to pay him a severance payment equal to 90 days' of base salary, payable in three equal monthly installments, and if the termination is because of a change of control, he is entitled to receive a severance payment equal to his annual salary, payable in three installments. A change of control is defined in Messrs. Stopp's and Cryer's agreements as any sale or other disposition by us of all or substantially all of our assets, any merger or consolidation with another corporation in which our shareholders as a group do not hold at least 50% of the voting power of the surviving corporation, or any person becomes the beneficial owner of 50% or more of our voting power.

--------------------------------------------------------------------------------
                              CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

         The following information summarizes certain transactions either we engaged in during the past two years or we propose to engage in involving our executive officers, directors, 5% stockholders or immediate family members of those persons:

         Management Loans to Us. James W. Johnston, Kenneth W. Bell and M. Daniel Lunt secured a line of credit in the amount of $250,000, which they agreed to use to loan us up to that amount on a revolving basis, and loaned us an additional $50,000, for a total of $300,000 in 1997. Mssers. Johnston, Bell, and Lunt have received no direct or indirect consideration for their securing this line of credit. We subsequently drew down the entire $250,000 loan commitment. As of December 31, 1998, we owed $120,000 of the $300,000. In October 1998, we repaid the $50,000 loan and the line of credit was paid down to zero in January 1999. In May 1998, Mr. Lunt loaned us $13,000, which we repaid in July 1998 though our issuance of additional common stock to Mr. Lunt.

         Indebtedness of Management. We advanced a total of $66,700 to James Johnston during 1997 and 1998. The amounts outstanding on these loans as of December 31, 1998 was $66,700. The interest rate was 8%, with interest and principal due on January 1, 2000, but was paid in full by Mr. Johnston in March 1999. We also advanced a total of $29,500 to Kenneth W. Bell in 1997 and 1998. Mr. Bell repaid those amounts to us in March 1999. We also loaned an entity owned by M. Daniel Lunt $10,000 in 1997, and loaned him $4,000 personally in 1998. Five thousand dollars of the $10,000 loan was repaid by offsetting amounts we otherwise owed Mr. Lunt, and the other $5,000 was repaid in cash, and the $4,000 loan was paid to us in March 1999.

--------------------------------------------------------------------------------
            COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT
--------------------------------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal 1999 all filing requirements applicable to our executive officers and directors and greater than ten percent shareholders were complied with, except that Messrs. Bell, Cryer and Stoop each filed one report on Form 4 late.

--------------------------------------------------------------------------------
                           2000 EQUITY INCENTIVE PLAN
--------------------------------------------------------------------------------

         Our Board has adopted and approved an incentive compensation plan, and recommends its adoption by our stockholders.

         Our 2000 Equity Incentive Plan provides for grants to employees, officers, independent directors and consultants of both non-qualified stock options and "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended). The plan also provides for the grant or sale of restricted shares of our common stock and granting of stock appreciation rights. Each independent director is eligible to receive 5,000 shares of our common stock or options to acquire our common stock each year in which they serve as a member of our board and 10,000 options upon joining our board. The purpose of the plan is to enable us to attract and retain the best available personnel and to encourage stock ownership by our employees, officers, independent directors and consultants in order to give them a greater personal stake in our successes.

         Our Board of Directors, and if approved, our Compensation Committee, administers the plan and is responsible for determining the type, amount and terms of any consideration awarded to a recipient. Under the plan, any options granted to a recipient are exercisable in accordance with the terms of the agreement governing the grant. If the option is an incentive stock option, those terms must be consistent with the requirements of the Internal Revenue Code, as amended, and applicable regulations, including the requirement that the option price not be less than the fair market value of the common stock on the date of the grant. If the option is not an incentive stock option, the option price may be any price determined by the Board or the Committee.

         Description of the Plan.

         Eligibility. All of our and our subsidiaries' employees, officers and independent directors are eligible to participate in the plan. Our non-employee agents, consultants, advisors and independent contractors are also eligible to participate. We currently have approximately 46 employees, officers and directors eligible to participate in the plan.

         The plan is administered by the Board, which designates from time to time the individuals to whom awards are made under the plan, the amount of any such award and the price and other terms and conditions of any such award. The Board may delegate any or all authority for administration of the plan to a committee of the Board. Subject to the provisions of the plan, the Board, or a committee, if any, may adopt and amend rules and regulations relating to the administration of the plan. Only the Board may amend, modify or terminate the plan.

         Types of Awards. The plan permits us to grant incentive stock options, nonstatutory stock options, restricted shares and stock appreciation rights
(SARs). Our common stock awarded under the plan may be authorized and unissued shares or shares acquired in the market. If any award granted under the plan expires, terminates or is cancelled, or if shares sold or awarded under the plan are forfeited to or repurchased by us, the shares other than ISO's again become available for issuance under the plan.

         The plan shall continue in effect until April, 2010, subject to earlier termination by the Board. The Board may suspend or terminate the plan at any time.

         The Board determines the persons to whom options are granted, the option price, the number of shares to be covered by each option, the period of each option, the times at which options may be exercised and whether the option is an ISO or an NSO. We do not receive any monetary consideration upon the granting of options.

         Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant. If the option is an ISO, all terms must be consistent with the requirements of the Code and applicable regulations, including that the option price cannot be less than the fair market value of the shares of our common stock on the date of the grant. If the option is an NSO, the option price may be any price determined by the Board, which may be less than the fair market value of the shares of our common stock on the date of grant. Upon the exercise of an option, the number of shares subject to the option is reduced by the number of shares with respect to which the option is exercised, and the number of shares available under the plan for future option grants are reduced by the number of shares with respect to which the option is exercised, less the number of shares surrendered or withheld in connection with the exercise of the option and the number of shares surrendered or withheld to satisfy withholding obligations.

         The Board may award our common stock under the plan as restricted stock awards. The Board determines the persons to receive awards, the number of shares to be awarded and the time of the award. No restricted stock awards have been granted under the plan.

         We may grant SARs under the plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the plan. A SAR gives the holder the right to payment from us in an amount equal in value to the excess of the fair market value on the date of exercise of a share of our common stock over its fair market value on the date of grant or, if granted in connection with an option, the option price per share under the option to which the SAR relates.

         A SAR is exercisable only at the time or times established by the Board. If a SAR is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable. We may pay the holder of a SAR in shares of our common stock valued at its fair market value, in cash, or partly in stock and partly in cash, as determined by the Board. The Board may withdraw any SAR granted under the plan at any time and may impose any condition upon the exercise of a SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs. No SARs have been granted under the plan.

         The existence of SARs, as well as grants of NSOs or restricted shares at an exercise price below fair market value on the cost of grants, would require charges to our income at the time of the grant and/or over the life of the award based upon the amount of appreciation, if any, in the market value of the shares of our common stock over the exercise price of shares subject to exercisable SARs.

         Changes in Capital Structure. The plan provides that, if the number of outstanding shares of our common stock is increased or decreased or changed into or exchanged for a different number or kind of our shares or securities or of another corporation by reason of any recapitalization, stock split or similar transaction, appropriate adjustment will be made by the Board in the number and kind of shares available for awards under the plan. In the event of a merger, consolidation or plan of exchange to which we are a party or a sale of all or substantially all of our assets (each a "Transaction"), the Board will, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the plan: (i) outstanding options will remain in effect in accordance with their terms, (ii) outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction, or (iii) the Board will provide a 30-day period prior to the consummation of the Transaction during which outstanding options shall be exercisable to the extent exercisable and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period. In the event of our dissolution, options shall be treated in accordance with clause (iii) above.

         Tax Consequences. Certain options authorized to be granted under the plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of the ISO. The amount by which the fair market value of the stock at the time of exercise exceeds the exercise price, however, is includible in the optionee's alternative minimum taxable income and may, under certain conditions, result in alternative minimum tax liability. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, any gain realized on subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. We are not allowed any deduction for federal income tax purposes at either the time of the grant or the exercise of an ISO. Upon any disqualifying disposition by an employee, we will generally be entitled to a deduction to the extent the employee realized ordinary income.

         Certain options authorized to be granted under the plan will be treated as NSOs for federal income tax purposes. Under federal income tax law currently in effect, no income is realized by the grantee of an NSO until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and we will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. We are required to remit withholding taxes on the amount of income realized by the optionee.

         Under federal income tax law currently in effect, no income is realized by the grantee of a SAR until the SAR is exercised. At the time the SAR is exercised, the grantee will realize ordinary compensation income, and we generally will be entitled to a deduction, in an amount equal to the fair market value of the shares or cash received. We are required to remit withholding taxes on the amount of income realized by the optionee.

         An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are substantially nonvested for purposes of Section 83 of the Code and no
Section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects to accelerate the recognition of income under Section 83(b) within 30 days after the original transfer. We will generally be entitled to a tax deduction in the amount includible as income by the employee at the same time or times as the employee recognizes income equal to the amount of the cash bonus paid at the time of receipt.

               The Board unanimously recommends that you vote FOR
                 the adoption of our 2000 Equity Incentive Plan.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         The rules of the Securities and Exchange Commission provide that stockholder proposals may be considered for inclusion in the proxy material for our annual meetings under certain circumstances. Our bylaws provide that any stockholder proposals for director nominations for our annual meeting in 2000 must be made in writing and delivered to us not less than 60 days nor more than 90 days prior to that meeting, but if we provide you with less than 70 days notice (or public disclosure) of the meeting, nominations will be deemed timely if they are received not more than 10 days following the date of the notice or the public disclosure of the meeting. Any such nominations need to be accompanied by specific information regarding the nominees, as described in our bylaws. Stockholder proposals should be addressed to: WordCruncher Internet
Technologies, Inc., 405 East 12450 South, Suite B, Draper, Utah, 84020, telephone (801) 816-9904, attention Thomas R. Eldredge, Secretary and Vice President of Finance.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board does not presently intend to bring any other business before the meeting, and, we know of no other matters that are to be brought before the meeting except as specified in the notice of the meeting. If any additional business properly comes before the meeting, however, your shares will be voted in accordance with the judgment of the persons voting your proxy.

                                             By Order of the Board of Directors


                                             -----------------------------------
                                             Thomas R. Eldredge, Secretary

Salt Lake City, Utah
April 19, 2000

         All stockholders are urged to complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Thank you for your prompt attention to this matter.

                                    PROXY FOR
                    WORDCRUNCHER INTERNET TECHNOLOGIES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 2, 2000

         The undersigned stockholder of WordCruncher Internet Technologies, Inc., a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints M. Daniel Lunt and Kenneth W. Bell, as proxy and attorney-in-fact, with full power of substitution, on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of WordCruncher Internet Technologies, Inc. to be held at the offices of Parsons Behle & Latimer, 201 South Main Street, Suite 1800, Salt Lake City, Utah, on June 2, 2000, at 10:00 a.m., local time, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there present, on all matters set forth on this proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS AND ELECTION SET FORTH IN THIS PROXY.

         1. Articles of Incorporation. To approve and adopt the Amended and Restated Articles of Incorporation for the Corporation, as recommended by the Board of Directors, changing our name to Logio, Inc.

              /  / FOR           /  / AGAINST           /  / ABSTAIN

         2. Election of Directors. To elect the following six nominees as Directors of the Corporation, until such time as each such director's successor shall have been elected and duly qualified: M. Daniel Lunt, James W. Johnston, Kenneth W. Bell, Edward Sullivan, David R. Grow, and Michael D. Fowler. To withhold your vote from any of the nominees, please clearly cross-out such nominee's name from the following list.

               M. Daniel Lunt      James W. Johnston       Kenneth W. Bell
               --------------      -----------------       ---------------

FOR:                /  /                /  /                     /  /
AGAINST:            /  /                /  /                     /  /
ABSTAIN:            /  /                /  /                     /  /

               Edward Sullivan     David R. Grow            Michael D. Fowler
               ---------------     -------------            -----------------

FOR:                /  /                /  /                      /  /
AGAINST:            /  /                /  /                      /  /
ABSTAIN:            /  /                /  /                      /  /

         3. Independent Auditors. To approve and appoint the accounting firm of Grant Thornton LLP as the Corporation's independent auditors for the year ending December 31, 2000.

                  /  / FOR           /  / AGAINST           /  / ABSTAIN

         4. Stock Incentive Plan. To approve and adopt the 2000 Equity Incentive Plan, as recommended by the Board of Directors.

                  /  / FOR           /  / AGAINST           /  / ABSTAIN


BY SIGNING THIS PROXY, YOU REPRESENT AND WARRANT TO THE CORPORATION THAT YOU ARE ENTITLED TO VOTE THE NUMBER OF SHARES IN THE MANNER PRESCRIBED. THE CORPORATION MAY RELY UPON THIS REPRESENTATION AND YOU AGREE TO PROVIDE THE CORPORATION, UPON REQUEST, WITH EVIDENCE THAT YOU ARE AUTHORIZED TO VOTE THE SHARES AS REPRESENTED.

PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THE CORPORATION'S RECORDS, AND INDICATE THE NUMBER AND CLASS OF SHARES OF COMMON STOCK OF THE CORPORATION YOU HELD AS OF APRIL 19, 2000. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION OR OTHER ENTITY, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY USING THE ENCLOSED ENVELOPE.

Dated _________, 2000




         --------------------------               --------------------------
         (Signature of Shareholder)               (Signature of Shareholder
                                                      if held jointly)

   Exact name(s) of Shareholder(s), as set forth in the corporation's records

                     LOGIO, Inc. 2000 EQUITY INCENTIVE PLAN
                    As Adopted and Effective April 18, 2000)


1. INTRODUCTION.

         The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company's stockholders. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any grants of Options or sales or awards of Shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Independent Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Independent Directors and Consultants with exceptional qualifications and (c) linking Employees, Independent Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights. The Plan shall be governed by, and construed in accordance with, the laws of the State of Utah, without giving effect to any choice or conflict of law, rule or provision (whether of the State of Utah or other jurisdiction) which would cause the application of any law, rule, provision or regulation other than of the State of Utah.

2.  ADMINISTRATION.

     2.1 COMMITTEE COMPOSITION.

         The Plan shall be administered by the Committee. The Committee shall consist exclusively of three or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy: (a) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (b) such requirements as the Internal Revenue Service may establish for independent directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

     2.2 COMMITTEE RESPONSIBILITIES.

         The Committee shall (a) select the Employees, Independent Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards,
(c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

     2.3 COMMITTEE FOR NON-OFFICER GRANTS.

         The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

3.  SHARES AVAILABLE FOR GRANTS.

     3.1 BASIC LIMITATION.

         Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed (a) 2,500,000 plus (b) the additional Common Shares described in Sections 3.2, 3.3, and 3.4. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Section 10.

     3.2 ANNUAL INCREASE IN SHARES.

         As of January 1 of each year, commencing with the year 2001, the aggregate number of Options, SARs, and Restricted Shares that may be awarded under the Plan shall automatically increase by a number equal to the lesser of
(a) 5% of the total number of Common Shares then outstanding or (b) 500,000.

     3.3 ADDITIONAL SHARES.

         If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

     3.4 UNISSUED SHARES UNDER PRIOR PLAN.

         Any Common Shares available for issuance under the terms of the Company's prior stock option plans, if any (the "Prior Plan") may, in the Committee's discretion, be made available for Awards under the Plan (except for Awards that are ISOs), provided that the number of Common Shares available under the Prior Plan is correspondingly reduced.

     3.5 DIVIDEND EQUIVALENTS.

         Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Options or SARs available for Awards.

4.  ELIGIBILITY.

     4.1 INCENTIVE STOCK OPTIONS.

         Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied. Unless otherwise provided in the Stock Option Agreement, the first $100,000 worth of optioned shares that are part of an option grant and can first be exercised in a given year shall be considered ISOs, and the remainder shall be considered NSOs. In determining stock ownership of an Employee for any purpose under the Plan, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the employee and believed by it to be true.

     4.2 OTHER GRANTS.

         Only Employees, Independent Directors and Consultants shall be eligible for the grant of Restricted Shares, NSOs or SARs.

5.  OPTIONS.

     5.1 STOCK OPTION AGREEMENT.

         Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
Options may be granted in consideration of a reduction in the Optionee's other compensation.

     5.2 NUMBER OF SHARES.

         Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Section 10. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 250,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 500,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Section 10.

     5.3 EXERCISE PRICE.

         Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of the grant.

     5.4 EXERCISABILITY AND TERM.

         Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. A Stock Option Agreement may provide for early exercise upon the condition that the Common Shares issued upon exercise be made subject to a Restricted Stock Agreement with vesting and other restrictions. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

     5.5 MODIFICATION OR ASSUMPTION OF OPTIONS.

         Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

6.  PAYMENT FOR OPTION SHARES.

     6.1 GENERAL RULE.

         The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows: (a) in the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement, but the Stock Option Agreement may specify that payment may be made in any form(s) described in this
Section 6; or (b) in the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Section 6.

     6.2 SURRENDER OF STOCK.

         To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. Unless otherwise permitted by the Committee, the Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes

     6.3 EXERCISE / SALE.

         To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

     6.4 EXERCISE / PLEDGE.

         To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

     6.5 PROMISSORY NOTE.

         To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.

     6.6 OTHER FORMS OF PAYMENT.

         To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

7.  AUTOMATIC OPTION GRANTS TO INDEPENDENT DIRECTORS.

     7.1 INITIAL GRANTS.

         Each Independent Director who first becomes a member of the Board after the Effective Date shall receive a one-time grant of an NSO covering 10,000
Common Shares (subject to adjustment under Section 11). Such NSO shall be granted on the date when such Independent Director first joins the Board. Such NSO shares shall become exercisable as follows: 25% of such NSO shares shall become exercisable upon the completion of 12 months of service from the date of grant and 1/48 of the total number of such NSO shares shall become exercisable upon the completion of each of the next 36 months of service. An Independent Director who previously was an Employee shall not receive a grant under this
Section 7.1.

     7.2 ANNUAL GRANTS.

         Upon the conclusion of each regular annual meeting of the Company's stockholders held in the year 2000 or thereafter, each Independent Director who will continue serving as a member of the Board thereafter shall receive an NSO covering 5,000 Common Shares (subject to adjustment under Section 11), except that such NSO shall not be granted in the calendar year in which the same Independent Director received the NSO described in Section 7.1. NSOs granted under this Section 7.2 shall become exercisable in full on the first anniversary of the date of grant. An Independent Director who previously was an Employee shall be eligible to receive grants under this Section 7.2.

     7.3 ACCELERATED EXERCISABILITY.

         All NSOs granted to an Independent Director under this Section 7 shall also become exercisable in full in the event of: (a) the termination of such Independent Director's service because of death, total and permanent disability or retirement at or after age 65; or (b) a Change in Control with respect to the Company, except as provided in the next following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

     7.4 EXERCISE PRICE.

         The Exercise Price under all NSOs granted to an Independent Director under this Section 7 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2, 6.3 and 6.4.

     7.5 TERM.

         All NSOs granted to an Independent Director under this Section 7 shall terminate on the earliest of (a) the 10th anniversary of the date of grant or
(b) the date 12 months after the termination of such Independent Director's service for any reason.

     7.6 AFFILIATES OF INDEPENDENT DIRECTORS.

         The Committee may provide that the NSOs that otherwise would be granted to an Independent Director under this Section 7 shall instead be granted to an affiliate of such Independent Director. Such affiliate shall then be deemed to be an Independent Director for purposes of the Plan, provided that the service-related vesting and termination provisions pertaining to the NSOs shall be applied with regard to the service of the Independent Director.

8.  STOCK APPRECIATION RIGHTS.

     8.1 SAR AGREEMENT.

         Each grant of SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

     8.2 NUMBER OF SHARES.

         Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 10. SARs granted to any Optionee in a single fiscal year shall in no event pertain to more than 250,000 Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not pertain to more than 500,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Section 10.

     8.3 EXERCISE PRICE.

         Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

     8.4 EXERCISABILITY AND TERM.

         Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

     8.5 EXERCISE OF SARS.

         Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

     8.6 MODIFICATION OR ASSUMPTION OF SARS.

         Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

9.  RESTRICTED SHARES.

     9.1 RESTRICTED STOCK AGREEMENT.

         Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such
Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

     9.2 PAYMENT FOR AWARDS.

         Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, future services and past services. To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary) or, for the amount in excess of the par value of such newly issued Restricted Shares, full-recourse promissory notes, as the Committee may determine.

     9.3 VESTING CONDITIONS.

         Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events.

     9.4 VOTING AND DIVIDEND RIGHTS.

         The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

10.  PROTECTION AGAINST DILUTION.

     10.1 ADJUSTMENTS.

         In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification, reverse split or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate adjustments in one or more of:
(a) The number of Options, SARs and Restricted Shares available for future Awards under Section 3; (b) the limitations set forth in Sections 5.2 and 8.2;
(c) the number of NSOs to be granted to Independent  Directors  under Section 7;
(d) the number of Common Shares covered by each  outstanding  Option and SAR; or
(e) the Exercise Price under each outstanding Option and SAR. Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

     10.2 DISSOLUTION OR LIQUIDATION.

         To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

     10.3 REORGANIZATIONS.

         In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation,
(b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability and/or vesting and accelerated expiration of the outstanding Awards or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

11. CHANGE IN CONTROL.

         Unless the applicable agreement evidencing the Award provides otherwise, in the event of any Change in Control, the vesting and exercisability of each outstanding Award shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the Common Shares at the time subject to such Award and may be exercised for any or all of those shares as fully-vested Common Shares. Notwithstanding the foregoing, acceleration of vesting and exercisability shall not occur upon a Change in Control only to the following extent and under the following circumstances:

     (a) If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting and exercisability shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting;

     (b) The Committee makes a reasonable, good faith determination that the Award will remain outstanding, or will be assumed by the surviving corporation (or parent or subsidiary thereof), or will be substituted with an award with substantially the same terms by the surviving corporation (or parent or subsidiary thereof); and

     (c) The Committee may, in its discretion, provide in the Stock Option Agreement that, to the extent that acceleration of vesting and exercisability does not occur upon the event of any Change in Control because of the application of Sections 11(a) or (b), in the event that a recipient of an Award experiences an Involuntary Termination within twelve
     (12) months following such Change in Control, the vesting and exercisability of each outstanding Award held by such recipient shall automatically accelerate, as if the recipient of the Award provided another six (6) months of service following such Involuntary Termination. Absent a specific reference in the Stock Option Agreement and/or the associated Notice of Option, the acceleration provided in this Section 11(c) shall not be applicable.

12.  DEFERRAL OF AWARDS.

         The Committee (in its sole discretion) may permit or require a Participant to: (a) have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books; (b) have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR; or (c) have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant. A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

13.  AWARDS UNDER OTHER PLANS.

         The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of an Option and shall, when issued, reduce the number of Common Shares available under Section 3.

14.  PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

     14.1 EFFECTIVE DATE.

         No provision of this Section 14 shall be effective unless and until the Board has determined to implement such provision.

     14.2 ELECTIONS TO RECEIVE NSOS, RESTRICTED SHARES

         An Independent Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, or Restricted Shares or a combination thereof, as determined by the Board. Such NSOs and Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

     14.3 NUMBER AND TERMS OF NSOS, RESTRICTED SHARES

         The number of NSOs or Restricted Shares to be granted to Independent Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs or Restricted Shares shall also be determined by the Board.

15.  LIMITATION ON RIGHTS.

     15.1 RETENTION RIGHTS.

         Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Independent Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Independent Director or Consultant at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

     15.2 STOCKHOLDERS' RIGHTS.

         A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

     15.3 REGULATORY REQUIREMENTS.

         Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

     15.4 COMPANY RIGHT OF FIRST REFUSAL.

         Any Award granted under the Plan may, in the Committee's discretion, include a condition that the Common Shares issued pursuant to the Award be subject to a right of first refusal in favor of the Company in the event of any subsequently proposed transfer of such shares.

     15.5 MARKET STANDOFF AGREEMENT.

         In connection with any public offering of the Company's securities and upon request of the Company or the underwriters managing such underwritten offering of the Company's securities, each Participant agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Shares or Options (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company's public offering.

16.  WITHHOLDING TAXES.

     16.1 GENERAL.

         To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

     16.2 SHARE WITHHOLDING.

         The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

17.  FUTURE OF THE PLAN.

     17.1 TERM OF THE PLAN.

         The Plan, as set forth herein, shall become effective on the Effective Date. The Plan shall remain in effect until it is terminated under Section 17.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Section 3 which was approved by the Company's stockholders.

     17.2 AMENDMENT OR TERMINATION.

         The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

18.  LIMITATION ON PAYMENTS.

     18.1 SCOPE OF LIMITATION.

         This Section 18 shall apply to an Award only if: (a) the income tax professionals most recently selected by the Board (the "CPA's") determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Section 18 than it was before the application of this Section 18; or (b) the Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Section 18 (regardless of the after-tax value of such Award to the Participant). If this Section 18 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan except to the extent that an Award specifically refers to, and overrides, this Section 18.

     18.2 BASIC RULE.

         In the event that the CPA's determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 18, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

     18.3 REDUCTION OF PAYMENTS.

         If the CPA's determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 18, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the CPA's under this Section 18 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

     18.4 OVERPAYMENTS AND UNDERPAYMENTS.

         As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the CPA's hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the CPA's, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the CPA's believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the CPA's determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

     18.5 RELATED CORPORATIONS.

         For purposes of this Section 18, the term "Company" shall include affiliated corporations to the extent determined by the CPA's in accordance with section 280G(d)(5) of the Code.

19.  DEFINITIONS.

     19.1 "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity for which a control relationship exists.

     19.2 "Award" means any award of an Option, an SAR, or a Restricted Share under the Plan.

     19.3 "Board" means the Company's Board of Directors, as constituted from time to time.

     19.4 "Cause" means the commission of any act of fraud, embezzlement or dishonesty by the recipient of the Award, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner.

     19.5 "Change in Control" means: (a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the Company's assets; (c) a change in the composition of the
              Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or
              (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or (d) any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     19.6     "Code" means the Internal Revenue Code of 1986, as amended.

     19.7     "Committee"  means a  committee  of the  Board,  as  described  in
              Section 2.

     19.8     "Common Share" means one share of the common stock of the Company.

     19.9     "Company" means Logio, Inc., a Nevada corporation.

     19.10 "Consultant" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

     19.11 "Effective Date" means the date of the Plan's adoption by the Board.

     19.12 "Employee" means a salaried, common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

     19.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     19.14 "Exercise Price," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

     19.15 "Fair Market Value" means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the closing prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

     19.16 "Independent Director" shall mean a member of the Board who is not an Employee. Service as an Independent Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

     19.17 "Involuntary Termination" means the termination of the service of the recipient of the Award which occurs by reason of: (1) such recipient's involuntary dismissal or discharge by the Company for reasons other than Cause, or (2) such recipient's voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her level of responsibility, (B) a reduction in his or her level of base salary or (C) a relocation of such recipient's place of employment by more than 35 miles, provided and only if such change, reduction or relocation is effected by the Company without the recipient's consent.

     19.18 "ISO" means an incentive stock option described in section 422(b) of the Code.

     19.19 "NSO" means a stock option not described in sections 422 or 423 of the Code.

     19.20 "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

     19.21 "Optionee" means an individual or estate who holds an Option or SAR.

     19.22 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain or has a control relationship with a corporation. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     19.23    "Participant" means an individual or estate who holds an Award.

     19.24 "Plan" means this Logio, Inc. 2000 Equity Incentive Plan, as amended from time to time.

     19.25    "Restricted Share" means a Common Share awarded under the Plan.

     19.26 "Restricted Stock Agreement" means the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

     19.27    "SAR" means a stock appreciation right granted under the Plan.

     19.28 "SAR Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

     19.29    "Stock Option  Agreement" means the agreement  between the Company
              and  an  Optionee   that  contains  the  terms,   conditions   and
              restrictions pertaining to his or her Option.

     19.30 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain or has a control relationship. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.